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                                                                    EXHIBIT 21.1
                           WORKFLOW MANAGEMENT, INC.

                          UNITED STATES SUBSIDIARIES
                          --------------------------

WORKFLOW MANAGEMENT, INC.
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owns 100% of the outstanding stock or membership interests of the following:

     DirectPro LLC, a New York limited liability company
     Freedom Graphic Services, Inc., a New Jersey corporation iGetSmart.com, Inc., a Delaware corporation
     Irvine Commercial Printers, Inc., a California corporation Premier Graphics, Inc., a South Carolina corporation
     SFI of Delaware, LLC, a Delaware limited liability company
     TLB, Inc., a Virginia corporation
     United Envelope, LLC, a Delaware limited liability company Workflow Direct, Inc., a California corporation
     Workflow Management Acquisition Corp., a New Jersey corporation Workflow Management Acquisition II Corp., a Delaware corporation

SFI OF DELAWARE, LLC
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owns 100% of the outstanding stock of the following:

     ALF Graphics, Inc., a New York corporation
     Office Electronics, Inc, an Illinois corporation
     SFI of Puerto Rico, Inc., a Delaware corporation

UNITED ENVELOPE, LLC
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owns 100% of the outstanding stock of the following:

     Pocono Envelope Corp., a Pennsylvania corporation

WORKFLOW MANAGEMENT ACQUISITION CORPORATION
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owns 100% of the outstanding stock of the following:

     Universal Folding Box Co., Inc., a New York corporation

WFMI, INC.
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owns 100% of the outstanding stock of the following:

     Workflow of Florida, Inc., a Delaware corporation

DIRECTPRO LLC
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owns 100% of the membership interest of the following:

     DirectPro West LLC, an Ohio limited liability company

WORKFLOW MANAGEMENT ACQUISITION II CORP.
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owns 100% of the outstanding stock of the following:

     WFMI, Inc., a Delaware corporation
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                             CANADIAN SUBSIDIARIES
                             ---------------------


WORKFLOW MANAGEMENT, INC.
- owns 100% of the outstanding stock of the following:

     1186202 Ontario Limited, an Ontario corporation

- owns 100% of the Class A shares of the following:

     1305995 Ontario, Inc., an Ontario corporation

- owns 36.78% of the Class B, C and D shares of the following:

     Data Business Forms Limited, an Ontario corporation


1186202 ONTARIO LIMITED
owns 100% of the common stock of the following:

     1305995 Ontario, Inc., an Ontario corporation


1305995 ONTARIO, INC.
owns 63.22% of the Class B, C and D shares of the following:

     Data Business Forms Limited, an Ontario corporation